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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 28, 2026
Date of Report (Date of earliest event reported)
TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 28, 2026, John B. Wood, President, Chief Executive Officer and Chairman of the Board of Telos Corporation (the “Company”), has returned from his medical leave of absence and has resumed his full duties and responsibilities.
In connection with Mr. Wood’s return, the interim arrangements previously announced by the Company on April 29, 2026 have terminated. Accordingly, Mark Griffin, Executive Vice President, Security Solutions, Mark Bendza, Executive Vice President and Chief Financial Officer, and Hutch Robbins, Executive Vice President and General Counsel, have ceased exercising the responsibilities of the Chief Executive Officer on an interim basis, and Fred Schaufeld has ceased serving as Chairman of the Board on an interim basis, with Mr. Wood resuming as Chairman. Mr. Griffin, Mr. Bendza, Mr. Robbins and Mr. Schaufeld will continue to serve in their regular roles with the Company.
No compensatory arrangements were entered into or modified in connection with Mr. Wood’s return to his duties.

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ E. Hutchinson Robbins, Jr.
E. Hutchinson Robbins, Jr.
Executive Vice President, General Counsel
Date: May 28, 2026
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